Exhibit 99.1

Academy Sports + Outdoors Announces Promotion of
Matt McCabe to Executive Vice President and Chief Merchandising Officer

KATY, TEXAS (June 22, 2023) – Academy Sports + Outdoors, Inc. (“Academy“ or the “Company”) (Nasdaq: ASO) today announced that Matt McCabe has been promoted to Executive Vice President and Chief Merchandising Officer effective June 25, 2023, succeeding Steve Lawrence, who recently transitioned to Chief Executive Officer. Mr. McCabe will report directly to Mr. Lawrence.

Mr. McCabe has served as Academy’s Senior Vice President, General Merchandise Manager, Footwear since September 2017. He joined the Company in December 2016 as Vice President, Divisional Merchandise Manager, Athletic and Licensed Apparel. Prior to joining Academy, he served as Vice President at Golfsmith International, where he led the apparel, footwear, and soft consumables buying and private brand businesses. He has also held various merchant leadership roles at The Bon Ton Department Stores, Bachrach, Sears & Roebuck Co., and Mark Shale. Matt earned his Bachelor of Science from Miami University.

“I am proud to announce the promotion of Matt McCabe to Chief Merchandising Officer,” says Steve Lawrence, Academy Sports + Outdoors Chief Executive Officer. “He has been instrumental in growing the Footwear category during his tenure as GMM with the addition of several new brands such as Hey Dude and Birkenstock along with an improved shopping experience both in-store and online. The combination of his broad industry experience coupled with his knowledge of Academy should make his transition to Chief Merchandising Officer seamless. I’m excited to partner with Matt and the entire merchant organization as we continue to deliver on our mission to provide fun for all by strengthening our merchandising through meaningful assortment, powerful brands, and compelling value.”

In his new role, Mr. McCabe will oversee merchandising, planning & allocation, visual merchandising, and private label product development & sourcing.

“I’m humbled and excited for the opportunity to lead our merchant organization into the future,” said Mr. McCabe. “Under Steve’s leadership, we established a clear market position with strong and localized assortments, value-based differentiation, and refined our merchandising strategies and processes, and I am confident that we can continue to accelerate our growth and take market share in key categories as we help customers have fun out there.”

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to 269 stores across 18 states. Academy’s mission is to provide “Fun for All”, and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy’s product assortment focuses on key categories of outdoor, apparel, footwear and sports & recreation through both leading national brands and a portfolio of private label brands.

Exhibit 99.1
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Academy’s current expectations and are not guarantees of future performance. You can identify these forward-looking statements by the use of words such as “expects,” “continues,” “will,” “should,” “future,” “forward,” or the negative version of these words or other comparable words. The forward-looking statements include, among other things, statements regarding Academy’s expectations regarding its future performance and are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Actual results may differ materially from these expectations. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Academy’s filings with the SEC, including Academy’s most recently filed Annual Report on Form 10-K, under the caption “Risk Factors,” as may be updated from time to time in our periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. Academy undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact	Media Contact
Matt Hodges	Elise Hasbrook
VP, Investor Relations	VP, Communications
281-646-5362	281-944-6041
matt.hodges@academy.com	elise.hasbrook@academy.com

2